E-42

BY-LAW NO. ONE

A BY-LAW RELATING GENERALLY
TO THE TRANSACTION OF THE
BUSINESS AND AFFAIRS OF

VIREXX MEDICAL CORP.

PART 1
DEFINITIONS AND INTERPRETATION

Section 1.1 Definitions

In the By-laws, unless the context otherwise requires:

(a)	“Act” means the Business Corporations Act (Alberta), as amended, and all regulations under the Act in force from time to time;

(b)	“appoint” includes elect and vice versa;

(c)
“Articles” includes the original or restated articles of incorporation, articles of amendment, articles of amalgamation, articles of continuance, articles of reorganization, articles of arrangement, articles of dissolution and articles of revival of the Corporation, and any amendment to any of them;

(d)	“Board” means the board of directors of the Corporation;

(e)	“By-laws” means this by-law and all other by-laws of the Corporation from time to time in force;

(f)	“Corporation” means ViRexx Medical Corp.;

(g)	“director” means an individual who is duly elected or appointed as a director of the Corporation;

(h)	“Indemnified Party” has the meaning set out in section 5.2 for purposes of that section;

(i)	“officer” means any officer of the Corporation appointed by the Board; and

(j)	“shareholder” means a shareholder of the Corporation.

Section 1.2 Interpretation

In the By-laws, except if defined in section 1.1 or the context does not permit:

(a)	words and expressions defined in the Act have the meaning given to them in the Act;

(b)	words importing the singular include the plural and vice versa;

(c)	words importing gender include masculine, feminine and neuter genders; and

(d)	words importing persons include bodies corporate.

Section 1.3 Headings

The headings used in the By-laws are inserted for convenience of reference only. The headings are not to be considered or taken into account in construing the terms of the By-laws nor are they to be deemed in any way to clarify, modify or explain the effect of any term of the By-laws.

Section 1.4 By-laws Subject to the Act, etc.

The By-laws are subject to the Act, any unanimous shareholder agreement relating to the Corporation and the Articles, in that order.

PART 2
SHAREHOLDERS

Section 2.1 Place and Time of Meetings

Meetings of shareholders may be held as provided for in the Articles or, failing any reference in the Articles, at the place within Alberta and at the time the Board determines.

Section 2.2 Calling of Meetings

The Board must call an annual meeting of shareholders not later than fifteen months after holding the last preceding annual meeting and may at any time call a special meeting of shareholders.

Section 2.3 Notice of Meetings

Notice of the time and place of a meeting of shareholders must be sent not less than twenty-one days and not more than fifty days before the meeting:

(a)	to each shareholder entitled to vote at the meeting;

(b)	to each director;

(c)	to the auditor of the Corporation; and

(d)	to such other persons as are required under applicable national and provincial securities Instruments and Policies.

Section 2.4 Notice to Joint Shareholders

If two or more persons are registered as joint holders of any share, notice to one of those persons is sufficient notice to all of them. A notice must be addressed to all those joint holders and the address to be used by the Corporation must be the address appearing in the securities register of the Corporation in respect of that joint holding or the first address appearing if there is more than one address.

Section 2.5 Failure to Give Notice

The accidental failure to give notice of a meeting of shareholders to any person entitled to a notice or any error in a notice not affecting its substance does not invalidate any action taken at the meeting to which the notice relates.

Section 2.6 Waiver of Notice

A shareholder or any other person entitled to attend a meeting of shareholders may waive, in any manner, notice of a meeting of shareholders. Attendance of a shareholder or other person at a meeting of shareholders is a waiver of notice of the meeting, except when the shareholder or other person attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

Section 2.7 Notice of Adjourned Meetings

With the consent of the shareholders present at a meeting of shareholders, the chairperson may adjourn that meeting to another fixed time and place. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of less than thirty days, it is not necessary to give notice of the adjourned meeting, other than by verbal announcement at the time of the adjournment. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of thirty days or more, notice of the adjourned meeting must be given as for the original meeting.

Section 2.8 Persons Entitled to be Present

The only persons entitled to be present at a meeting of shareholders are:

(a)	the shareholders entitled to vote at the meeting;

(b)	any individual authorized by a resolution of the directors or governing body of a body corporate or association which is a shareholder entitled to vote at the meeting;

(c)	the directors and officers;

(d)	the auditor of the Corporation; and

(e)	any others who, although not entitled to vote, are entitled or required under any provision of the Act, any unanimous shareholder agreement, the Articles or the By-laws to be present at the meeting.

Any other person may be admitted only on the invitation of the chairperson of the meeting or with the consent of the meeting.

Section 2.9 Quorum

If there is only one shareholder, or one holder of a class of shares, that shareholder in person or by proxy constitutes a meeting.

If there are two or more shareholders or two or more holders of a class of shares, a quorum of shareholders is present at a meeting of shareholders if at least 2 individuals are present in person, each of whom is entitled to vote at a meeting, and who hold or represent by proxy in the aggregate not less than 3% of the total number of shares entitled to be voted at the meeting. If any share entitled to be voted at a meeting of shareholders is held by two or more persons jointly, the persons or those of them who attend the meeting of shareholders constitute only one shareholder for the purpose of determining whether a quorum of shareholders is present.

Section 2.10 Loss of Quorum

If a quorum is present at the opening of a meeting of shareholders, the shareholders present may proceed with the business of the meeting, even if a quorum is not present throughout the meeting.

Section 2.11 Chairperson

The chairperson of any meeting of shareholders will be the first mentioned of the following officers (if appointed) present at the meeting: Chairman of the Board, President, Senior Vice-President or any other Vice-President. If none of the Chairman of the Board, President or Senior Vice-President is present at the meeting, and if more than one Vice-President is present, the first Vice-President to arrive will be chairperson of the meeting. If none of the foregoing officers is present, the shareholders present and entitled to vote at the meeting may choose a chairperson from among those individuals present.

Section 2.12 Procedure at Meetings

The chairperson of any meeting of shareholders will conduct the proceedings at the meeting in all respects. The chairperson’s decision on any matter or thing relating to procedure, including, without limiting the generality of the foregoing, any question regarding the validity of any instrument of proxy, is conclusive and binding upon the shareholders.

Section 2.13 Voting

Voting at a meeting of shareholders must be by a show of hands of those present in person or represented by proxy. If a ballot is required by the chairperson of the meeting or is demanded by a shareholder or proxy entitled to vote at the meeting, either before or on the declaration of the result of a vote by a show of hands or verbal poll, voting must be by ballot. A demand for a ballot may be withdrawn at any time before the ballot is taken. If a ballot is taken on a question, a prior vote on that question by show of hands or verbal poll has no effect. At every meeting a shareholder present in person or represented by proxy or present by telephone or other communication facilities and entitled to vote has one vote on a show of hands and, subject to the Articles, one vote on a ballot for each share held.

Section 2.14 Decision on Questions

At every meeting of shareholders all questions proposed for the consideration of shareholders must be decided by the majority of votes, unless otherwise required by the Act or the Articles. In the case of an equality of votes, the chairperson does not, either on a show of hands or verbal poll or on a ballot, have a casting vote in addition to the vote or votes to which the chairperson may be entitled as a shareholder or proxy.

Section 2.15 Resolution in Lieu of Meeting

A resolution in writing signed by all the shareholders entitled to vote on that resolution is as valid as if it had been passed at a meeting of the shareholders. A resolution in writing may be signed in one or more counterparts, all of which together constitute the same resolution. A facsimile of a signed counterpart of a resolution in writing is as valid as an originally signed counterpart.

PART 3
DIRECTORS

Section 3.1 Number of Directors

The Board consists of that number of directors as the shareholders may determine from time to time by ordinary resolution, but there must not be less than the minimum and not more than the maximum number of directors permitted by the Articles at any one time.

Section 3.2 Election and Term of Office

At each annual meeting of shareholders at which an election of directors is required, the shareholders, by ordinary resolution, must elect directors to hold office for a term expiring not later than the close of the next annual meeting of shareholders following the election.

Section 3.3 Calling of Meetings

The Chairman of the Board, if any, the President or any director may call a meeting of directors. A meeting of directors may be held at any place within the municipality in which the registered office of the Corporation is located or at any other place determined by the Board.

Section 3.4 Notice of Meetings

Notice in writing of the time and place of a meeting of directors must be sent to each director not less than forty-eight hours before the time fixed for that meeting.

Section 3.5 Failure to Give Notice

The accidental failure to give notice of a meeting of directors to any director entitled to a notice or any error in a notice not affecting its substance does not invalidate any action taken at the meeting to which the notice relates.

Section 3.6 Waiver of Notice

A director may waive, in any manner, notice of a meeting of directors. Attendance of a director at a meeting of directors is a waiver of notice of the meeting, except when the director attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

Section 3.7 Meetings Without Notice

No notice of meeting need be given:

(a)	to a newly elected Board following its election at an annual or special meeting of shareholders; or

(b)	for a meeting of directors at which a director is appointed to fill a vacancy in the Board,

if a quorum is present.

Section 3.8 Meeting by Telephone

If all the directors consent, a director may participate in a meeting of directors or of a committee of directors by means of telephone or other communication facilities that permit all persons participating in the meeting to hear each other. A director participating in a meeting by means of telephone or other communication facilities is deemed to be present at the meeting.

Section 3.9 Quorum

From time to time the directors may fix the quorum for meetings of directors or of a committee of directors, but unless so fixed, a majority of the directors or of a committee of directors constitutes a quorum and, to the extent required by the Act no business may be transacted unless at least one-half of the directors present are resident Canadians.

Section 3.10 Chairperson of Meetings

The chairperson of any meeting of directors will be the first mentioned of the following officers (if appointed) who is a director and is present at the meeting: Chairman of the Board, President, Senior Vice-President or any other Vice-President. If none of the Chairman of the Board, President or Senior Vice-President is present at the meeting, and if more than one Vice-President is present, the first Vice-President to arrive will be chairperson of the meeting. If none of the foregoing officers is present, the directors present may choose one of their number to be chairperson of the meeting.

Section 3.11 Decision on Questions

At every meeting of directors all questions proposed for the consideration of the directors must be decided by the majority of votes. In the case of an equality of votes, the chairperson does not have a casting vote.

Section 3.12 Resolution in Lieu of Meeting

A resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of directors or committee of directors is as valid as if it had been passed at a meeting of directors or committee of directors. A resolution in writing may be signed in one or more counterparts, all of which together constitute the same resolution. A facsimile of a signed counterpart of a resolution in writing is as valid as an originally signed counterpart.

Section 3.13 Borrowing Power

Without authorization of the shareholders, the directors may authorize the Corporation to:

(a)	borrow money on the credit of the Corporation;

(b)	issue, reissue, sell or pledge debt obligations of the Corporation;

(c)	subject to section 45 of the Act, give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

(d)	mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.

The directors, by resolution, may delegate to a director, a committee of directors or an officer all or any of the powers conferred on them by this section.

Section 3.14 Compensation

The Corporation may pay to the directors the remuneration fixed by the Board and may reimburse the directors in respect of transportation and other expenses actually incurred in attending meetings of the directors or in otherwise performing the duties of their office.

PART 4
OFFICERS

Section 4.1 Appointment of Officers

The directors may designate offices of the Corporation and appoint individuals to those offices as they consider advisable. No officer need be a director. The same individual may hold two or more offices of the Corporation.

Section 4.2 Term of Office

All officers are subject to removal by the directors, with or without cause. An officer may resign at any time by giving notice to the Board.

Section 4.3 Duties of Officers

Subject to any limitations imposed by the Act, any unanimous shareholder agreement or the Articles, an officer has all the powers and authority and must perform all the duties usually incident to, or specified by the By-laws or the Board for, the office held.

PART 5
LIABILITY AND INDEMNIFICATION

Section 5.1 Limitation of Liability

Every director and officer in exercising the powers and discharging the duties of office must act honestly and in good faith with a view to the best interests of the Corporation and must exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. No director or officer is liable for:

(a)	the acts, omissions or defaults of any other director or officer or an employee of the Corporation,

(b)	any loss, damage or expense incurred by the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation,

(c)	the insufficiency or deficiency of any security in or upon which any of the money of the Corporation is invested,

(d)	any loss or damage arising from the bankruptcy, insolvency or tortious or criminal acts of any person with whom any of the Corporation’s money is, or securities or other property are, deposited,

(e)	any loss occasioned by any error of judgment or oversight, or

(f)	any other loss, damage or misfortune which occurs in the execution of the duties of office or in relation to it,

unless occasioned by the willful neglect or default of that director or officer. Nothing in this By-law relieves any director or officer of any liability imposed by the Act or otherwise by law.

Section 5.2 Indemnity

Subject to the Act, the Corporation indemnifies a director or officer, a former director or officer and a person who acts or acted at the Corporation’s request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor (the “Indemnified Parties”) and the heirs and legal representatives of each of them, against all costs, charges and expenses, which includes, without limiting the generality of the foregoing, the fees, charges and disbursements of legal counsel on an as-between-a-solicitor-and-his-own-client basis and an amount paid to settle an action or satisfy a judgment, reasonably incurred by an Indemnified Party, or the heirs or legal representatives of an Indemnified Party, or both, in respect of any action or proceeding to which any of than is made a party by reason of an Indemnified Party being or having been a director or officer of the Corporation or that body corporate, if:

(a)	the Indemnified Party acted honestly and in good faith with a view to the best interests of the Corporation; and

(b)
in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Indemnified Party had reasonable grounds for believing that the Indemnified Party’s conduct was lawful.

The Corporation indemnifies an Indemnified Party and the heirs and legal representatives of an Indemnified Party in any other circumstances that the Act permits or requires. Nothing in this By-law limits the right of a person entitled to indemnity to claim indemnity apart from the provisions of this By-law.

Section 5.3 Insurance

The Corporation may purchase and maintain insurance for the benefit of a person referred to in section 5.2 against the liabilities and in the amounts the Act permits and the Board approves.

PART 6
ELECTRONIC DOCUMENTS

Section 6.1 Creation and Provision of Information

Unless the Corporation’s articles otherwise provide, and subject to and in accordance with and to the extent allowed under the provisions of any applicable law and subject to section 6.2 of the By-Laws, the Corporation may satisfy any requirement under the Act to create or provide a notice, document or other information to any person by the creation or provision of an electronic document.

For the purposes of the By-laws, “electronic document” means any form of representation of information or of concepts fixed in any medium in or by electronic, optical or other similar means and that can be read or perceived by a person or by any means.

Section 6.2 Consent and Other Requirements

Notwithstanding section 6. 1, a requirement under the Act to provide a person with a notice, document or other information shall not be satisfied by the provision of an electronic document unless:

(A)
the addressee has consented, in accordance with the provision of any law applicable to the provision of electronic documents, to the receipt of electronic documents in lieu of printed documents and has designated an information system for the receipt of the electronic document; and

(B)	the electronic document is provided to the designated information system, unless the provision of any law applicable to the provision of electronic documents provides otherwise.

The term ‘information system” means a system used to generate, send, receive and store, or otherwise process an electronic document.

This bylaw was made by the Directors and confirmed by the Shareholders on the _____ day of December, 2003.

I certify that the foregoing bylaw was made by the Directors and confirmed by the Shareholders on the 23 day of December, 2003 and that the said bylaw is in full force and effect and unamended and unrevoked at the date hereof.

DATED this 23 day of December, 2003.

(signed) “Bruce D. Hirsche”
Bruce D. Hirsche, Q.C.